UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2008

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50888 (Commission File Number)	46-0510685 (I.R.S. Employer Identification No.)

6075 Longbow Drive, Suite 200
Boulder, Colorado 80301
(Address and telephone number of principal executive offices) (Zip Code)

(303) 444-7755
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information reported under Item 2.03 is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2008, AeroGrow International, Inc., a Nevada corporation (“AeroGrow” or the “Company”) entered into a Commitment for Credit Facility with FCC, LLC, d/b/a First Capital (“FCC”) (the “FCC Commitment”), for a revolving credit facility in the amount of Twelve Million Dollars ($12,000,000) (the “Revolving Credit Facility”).  In consideration of FCC issuing the FCC Commitment, the Company has agreed to pay FCC a commitment fee of $10,000.  The Revolving Credit Facility will have a maturity date of two years, with one-year renewals thereafter.  The Revolving Credit Facility will bear interest at a rate of prime plus 2%, with the interest rate adjusting to prime plus 1.5% as of January 1, 2009, and the Company is obligated to pay a minimum monthly interest that would have been earned on an outstanding principal amount of $3,000,000.  Continued availability of the Revolving Credit Facility will also be subject to AeroGrow’s compliance with customary negative covenants relating to minimum tangible net worth, debt to tangible net worth ratios and minimum earnings to debt service ratios.  The purpose of the Revolving Credit Facility is to pay off the Company’s current accounts receivable factoring facility with Benefactor Funding, Inc., and to provide additional working capital to fund AeroGrow’s growth.  As collateral for the Revolving Credit Facility, the Company will grant FCC a first priority security interest in all of its assets, including, but not limited to, accounts receivable, inventory, and equipment.  For further information regarding the FCC Commitment and the Revolving Credit Facility, please see the Commitment for Credit Facility attached hereto as Exhibit 10.1, incorporated herein by reference.

On May 19, 2008, the Company, together with Jack J. Walker, a director of the Company, entered into a Business Loan Agreement with First National Bank (the “Business Loan Agreement”) dated May 16, 2008, for a loan in the principal amount of One Million Dollars ($1,000,000) (the “First National Loan”) with the Company and Mr. Walker as co-borrowers.  AeroGrow has further agreed, among other things, that while the Business Loan Agreement is in effect, it will not (without First National Bank’s prior written consent):  (i) incur or assume indebtedness, except for trade debt in the ordinary course of business, capital leases in an amount not to exceed $500,000 and capital expenditures of not more than $500,000 during any fiscal year; (ii) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as specifically allowed), or (iii) sell with recourse any of Borrower’s accounts, except to First National Bank.  In the event of a default under the First National Loan, at First National Bank’s option, all indebtedness owed under the First National Loan will become immediately due and payable.

Pursuant to the terms of the First National Loan, the Company and Mr. Walker simultaneously entered into a promissory note (the “First National Note”), wherein they jointly and severally promise to pay to First National Bank the principal amount of $1,000,000, at an initial interest rate of 5.5% with a maturity date of May 16, 2009.  The First National Note provides for monthly payments of interest only, with the balance of principal and all accrued but unpaid interest due and payable on May 16, 2009.  The First National Note also provides for a minimum interest charge of $250.00, but otherwise may be prepaid at any time without penalty.  In the event of a default under the First National Note, the interest rate will be increased by a margin of 4% over the current rate of interest.

In connection with the First National Loan, Mr. Walker as pledgor and the Company as co-borrower entered into a Commercial Pledge Agreement, wherein Mr. Walker granted First National Bank a security interest in a certain investment account in his name, as collateral for the First National Loan.  For further information regarding the First National Loan, see the Business Loan Agreement, Promissory Note and Commercial Pledge Agreement, attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.  Upon execution of definitive agreements for the Revolving Credit Facility with FCC, it is anticipated that the Company will enter into a new security agreement with First National Bank, subordinate to FCC’s security interest, substituting collateral of the Company for the collateral of Jack J. Walker covered by the Commercial Pledge Agreement.

On May 19, 2008, the Company entered into a Loan Agreement with WLoans, LLC, a Colorado limited liability company, (“WLLC”) as lender, and Jack J. Walker as co-borrower under the First National Loan, (the “WLLC Loan Agreement”) providing for a loan up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000), for business purposes, at an annual interest rate of 12% (the “WLLC Loan”).  Jack J. Walker, a director of the Company, is the manager of WLLC and owns a 73.3% membership interest in WLLC, with the remaining membership interest owned by other officers and directors of the Company and their family members.  As a condition of the WLLC Loan, the Company must pay the WLLC a non-refundable commitment fee of $37,500.  Further, in consideration of WLLC holding available funds equal to the principal amount not yet disbursed, the Company must pay a non-refundable fee of 1% of the retained funds as a holding fee, payable quarterly.  If not paid sooner, the WLLC Loan, if drawn upon, will be due and payable on April 1, 2009.  Under the terms of the WLLC Loan Agreement, the Company will grant WLLC a security interest in all of its assets, subordinate to the security interest in such assets to be granted to FCC and the security interest to be granted to First National Bank (each as described above).  Further, in the event the Company receives any equity financing, all obligations due under the WLLC Loan Agreement become immediately due and payable.  In the event of any default under the WLLC Loan Agreement, the WLLC may, at its option, declare all amounts owed immediately due and payable, foreclose on the security interest granted, and increase the annual rate of interest to 18%.

The WLLC Loan Agreement also sets forth the terms and conditions under which Jack J. Walker agrees to act as Co-Borrower on the First National Loan (described above).  In consideration for Mr. Walker’s agreement to act as co-borrower, the Company agreed to: (i) pay to Mr. Walker a service fee of $50,000; (ii) allow Mr. Walker to purchase the First National Loan in the event of the Company’s default under the First National Loan and to repay Mr. Walker any amounts expended by Mr. Walker on the First National Loan, together with interest at an annual rate of 18%; and (iii) terminate and release Mr. Walker from any obligation under the First National Loan on the one year anniversary of the execution date of the First National Loan Agreement.

Pursuant to the terms of the WLLC Loan, the Company simultaneously entered into a Promissory Note (the “WLLC Note”), promising to pay to WLLC the principal amount of $1,500,000 (or so much thereof as actually advanced), at an initial annual interest rate of 12% with a maturity date of April 1, 2009.  As discussed above, the WLLC Note provides for a holding fee of 1% of the retained funds, payable quarterly.  The WLLC Note further provides for quarterly payments of interest only, with the balance of principal, all accrued but unpaid interest and all accrued but unpaid holding fees due and payable on April 1, 2009.  The Company may prepay the WLLC Note at any time without penalty.  The consequences of an event of default are the same as those described above in the WLLC Loan Agreement.  For further information regarding the WLLC Loan, see the Loan Agreement and Promissory Note attached hereto as Exhibits 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure

On May 22, 2008, the Company issued a press release to announce the above transactions.  A copy of the press release is attached to this report as Exhibit 99.1.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

10.1	Commitment for Credit Facility by and between FCC, LLC, d/b/a First Capital and AeroGrow, dated May 20, 2008
10.2	Business Loan Agreement by and between AeroGrow, Jack J. Walker and First National Bank, dated May 16, 2008
10.3	Promissory Note made by AeroGrow and Jack J. Walker, dated May 16, 2008
10.4	Commercial Pledge Agreement by and between AeroGrow, Jack J. Walker and First National Bank, dated May 16, 2008
10.5	Loan Agreement by and between AeroGrow, Jack J. Walker and WLoans, LLC, dated May 19, 2008
10.6	Promissory Note made by AeroGrow, dated May 19, 2008
99.1	Press Release dated May 22, 2008 entitled “AeroGrow Secures $14.5 Million in Debt Financing to Fund Expansion”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROGROW INTERNATIONAL, INC. a Nevada corporation

Dated: May 23, 2008	/s/ Jervis B. Perkins
Jervis B. Perkins
President and Chief Executive Officer